Copart, Inc.

For Immediate Release

Copart Reports Second Quarter Financial Results

Fairfield, Calif. (March 2, 2011) — Copart, Inc. (NASDAQ: CPRT) today reported the results for the quarter ended January 31, 2011, the second quarter of its 2011 fiscal year.

For the three months ended January 31, 2011, revenue, operating income and net income were $207.4 million, $60.2 million and $37.9 million, respectively.  These represent increases in revenue of $30.8 million, or 17.4%; in operating income of $7.0 million, or 13.1%; and in net income of $2.2 million, or 6.0%, respectively, from the same quarter last year.  Fully diluted earnings per share for the three months were $0.46 compared to $0.42 last year, an increase of 9.5%.

For the six months ended January 31, 2011, revenue, operating income and net income were $420.0 million, $119.8 million and $75.7 million, respectively.  These represent increases in revenue of $58.0 million, or 16.0%; in operating income of $10.1, million or 9.2%; and in net income of $4.7 million, or 6.6%, respectively, from the same period last year.  Fully diluted earnings per share for the six months ended January 31, 2011 were $0.91 compared to $0.84 last year, an increase of 8.3%.

During the current quarter the Company completed a tender offer resulting in the repurchase of 12,172,088 shares of its common stock at a price of $38.00 per share.

Also, during the current quarter, the Company received a beneficial ruling in the UK respecting the treatment of the value added tax on certain prior period transactions.  This ruling resulted in the recognition of additional revenue of approximately $1.8 million and increased diluted earnings per share for the current quarter by $0.01.

On Thursday, March 3, 2011, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://w.on24.com/r.htm?e=287959&s=1&k=0C6D13A03B231A68BF22FC18989DEB4C. A replay of the call will be available through April 3, 2011 by calling (888) 203-1112.  Use confirmation code #2782589.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users.  Copart remarkets the vehicles through Internet sales utilizing its patented VB2 technology.  Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships, the general public and others. The company currently operates 152 facilities in the United States, Canada and the United Kingdom. Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made. For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:

Cindy Cross, Assistant to the Chief Financial Officer

        (707) 639-5427

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2011	2010	2011	2010
Net sales and revenue:
Service revenues	$173,742	$149,468	$353,322	$303,233
Vehicle sales	33,638	27,133	66,725	58,830
Total service revenues and vehicle sales	$207,380	$176,601	$420,047	$362,063
Operating costs and expenses:
Yard operations	85,116	67,279	171,629	137,204
Cost of vehicle sales	27,002	22,181	55,208	46,610
Yard depreciation and amortization	9,357	8,454	18,809	16,976
Gross margin	85,905	78,687	174,401	161,273
General and administrative	23,703	23,364	50,331	47,283
General and administrative depreciation and amortization	2,007	2,091	4,280	4,264
Total operating expenses	147,185	123,369	300,257	252,337
Operating income	60,195	53,232	119,790	109,726
Other income (expense):
Interest income (expense), net	(284)	42	(218)	(29)
Other income (expense)	806	(102)	1,311	529
Total other income (expense)	522	(60)	1,093	500
Income before income taxes	60,717	53,172	120,883	110,226
Income taxes	22,824	17,439	45,164	39,221
Net income	$37,893	$35,733	$75,719	$71,005
Earnings per share-basic
Basic net income per share	$0.47	$0.42	$0.92	$0.84

Weighted average common shares outstanding	81,240	84,108	82,492	84,077

Earnings per share-diluted
Diluted net income per share	$0.46	$0.42	$0.91	$0.84
Weighted average common shares and dilutive potential common shares outstanding	81,955	84,927	83,180	84,937

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	January 31, 2011	July 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$203,954	$268,188
Accounts receivable, net	136,972	109,061
Inventories and vehicle pooling costs	26,038	34,866
Income taxes receivable	4,585	10,958
Deferred income taxes	1,073	—
Prepaid expenses and other assets	19,731	14,342
Total current assets	392,353	437,415
Property and equipment, net	575,686	573,514
Intangibles, net	10,836	13,016
Goodwill	177,882	175,870
Deferred income taxes	10,904	10,213
Other assets	20,750	18,784
Total assets	$1,188,411	$1,228,812

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$101,428	$93,740
Deferred revenue	6,963	10,642
Income taxes payable	1,846	1,314
Deferred income taxes	—	1,154
Short-term debt	50,656	374
Total current liabilities	160,893	107,224
Deferred income taxes	9,390	9,748
Income taxes payable	25,098	23,369
Long-term debt	350,474	601
Other liabilities	1,222	636
Total liabilities	547,077	141,578
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value - 180,000 shares authorized; 70,199 and 84,363 shares issued and outstanding at January 31, 2011 and July 31, 2010, respectively	316,482	365,507
Accumulated other comprehensive loss	(29,574)	(32,741)
Retained earnings	354,426	754,468
Total shareholders’ equity	641,334	1,087,234
Total liabilities and shareholders’ equity	$1,188,411	$1,228,812

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended January 31,
	2011	2010
Cash flows from operating activities:
Net income	$75,719	$71,005
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,089	21,078
Allowance for doubtful accounts	280	304
Other long-term liabilities	(282)	(244)
Share-based compensation	9,116	8,883
Excess tax benefits from stock-based compensation	(1,043)	(2,449)
Loss(gain) on sale of property and equipment	2,256	(77)
Deferred income taxes	(3,434)	(5,006)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(28,225)	(10,010)
Vehicle pooling costs	9,810	(2,065)
Inventory	(817)	583
Prepaid expenses and other current assets	(5,157)	(3,854)
Other Assets	(105)	353
Accounts payable and accrued liabilities	6,030	6,106
Deferred revenue	(3,682)	(248)
Income taxes receivable	7,534	(1,323)
Income taxes payable	2,234	(232)
Net cash provided by operating activities	93,323	82,804

Cash flows from investing activities:
Purchases of property and equipment including acquisitions	(42,351)	(61,214)
Proceeds from sale of property and equipment	20,216	1,711
Net cash used in investing activities	(22,135)	(59,503)

Cash flows from financing activities:
Proceeds from the exercise of stock options	2,861	2,479
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,077	1,087
Repurchase of common stock	(538,997)	(3,544)
Excess tax benefit from share-based payment arrangements	1,043	2,449
Proceeds from issuance of debt	400,000	—
Debt issuance costs	(2,023)	—
Net cash (used in) provided by financing activities	(136,039)	2,471

Effect of exchange rate changes on cash	617	827

Net (decrease) increase in cash and cash equivalents	(64,234)	26,599

Cash and cash equivalents at beginning of period	268,188	162,691
Cash and cash equivalents at end of period	$203,954	$189,290

Supplemental disclosure of cash flow information:
Interest paid	$80	$163
Income taxes paid	$38,817	$45,748

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000